Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2019 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.175 PER SHARE

ARLINGTON, Texas (Business Wire) - November 12, 2019
Fiscal 2019 Fourth Quarter Highlights - comparisons to the prior year quarter

•	Net income per common share attributable to D.R. Horton increased 11% to $1.35 per diluted share

•	Net income attributable to D.R. Horton increased 8% to $505.3 million

•	Consolidated pre-tax income increased 9% to $660.1 million, with a pre-tax profit margin of 13.1%

•	Homes closed increased 9% to 16,024 homes and 10% in value to $4.8 billion

•	Net sales orders increased 14% to 13,130 homes and 16% in value to $4.0 billion

Fiscal 2019 Highlights - comparisons to the prior year

•	Net income per common share attributable to D.R. Horton increased 13% to $4.29 per diluted share

•	Net income attributable to D.R. Horton increased 11% to $1.6 billion

•	Consolidated pre-tax income increased 3% to $2.1 billion, with a pre-tax profit margin of 12.1%

•	Homes closed increased 10% to 56,975 homes and 9% in value to $16.9 billion

•	Net sales orders increased 7% to 56,565 homes and 7% in value to $16.8 billion

•	Return on equity was 17.2%

•	Book value per common share increased 14% to $27.20

•	Homebuilding return on inventory was 18.1%

•	Cash provided by homebuilding operations totaled $1.4 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its fourth fiscal quarter increased 11% to $1.35 per diluted share compared to $1.22 per diluted share in the same quarter of fiscal 2018. Net income attributable to D.R. Horton in the fourth quarter of fiscal 2019 increased 8% to $505.3 million compared to $466.1 million in the same quarter of fiscal 2018. Homebuilding revenue for the fourth quarter of fiscal 2019 increased 10% to $4.8 billion from $4.4 billion in the same quarter of 2018. Homes closed in the quarter increased 9% to 16,024 homes compared to 14,674 homes in the same quarter of fiscal 2018.

For the fiscal year ended September 30, 2019, net income per common share attributable to D.R. Horton increased 13% to $4.29 per diluted share compared to $3.81 per diluted share in fiscal 2018. Net income attributable to D.R. Horton in fiscal 2019 increased 11% to $1.6 billion compared to $1.5 billion in fiscal 2018. Homebuilding revenue for the fiscal year ended September 30, 2019 increased 9% to $17.0 billion from $15.6 billion in fiscal 2018. Homes closed in fiscal 2019 increased 10% to 56,975 homes compared to 51,857 homes in fiscal 2018.

Net sales orders for the fourth quarter ended September 30, 2019 increased 14% to 13,130 homes from 11,509 homes in the year-ago quarter, and the value of net sales orders increased 16% to $4.0 billion from $3.4 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2019 was 23% compared to 26% in same quarter of fiscal 2018.

Net sales orders for the fiscal year ended September 30, 2019 increased 7% to 56,565 homes from 52,740 homes in fiscal 2018, and the value of net sales orders increased 7% to $16.8 billion from $15.8 billion. The Company's cancellation rate for fiscal 2019 was 21% compared to 22% in fiscal 2018.

The Company had 27,700 homes in inventory at September 30, 2019, and its homebuilding land and lot portfolio totaled 307,300 lots, of which 40% were owned and 60% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 17.2% in fiscal 2019, and homebuilding return on inventory (ROI) was 18.1%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity. Average stockholders' equity in the ROE calculation is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory. Average inventory in the ROI calculation is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Cash provided by homebuilding operations for fiscal 2019 was $1.4 billion, and the Company ended the year with $1.0 billion of homebuilding unrestricted cash and homebuilding debt to total capital of 17.0%. Homebuilding debt to total capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “With 56,975 homes closed in fiscal 2019, D.R. Horton completed its 18th consecutive year as the largest homebuilder in the United States. Over the last five years, we have grown our revenues by 119% and our earnings per share by 186%, while also generating $4 billion of cash flows from homebuilding operations, significantly increasing returns on inventory and equity and reducing our debt.

“Our continued strategic focus is to grow our revenues and profits and consolidate market share, while generating strong annual operating cash flows and returns. Our balance sheet strength, liquidity and earnings growth provide us with significant financial flexibility, and we plan to maintain our disciplined, opportunistic approach to investing capital to enhance the long-term value of our company.

“With our experienced operational teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands, we are well-positioned for fiscal 2020 and future years.”

Dividends
In fiscal 2019, the Company paid cash dividends of $55.5 million in the fourth quarter and $223.4 million during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.175 per common share, an increase of 17% compared to its most recent dividend paid. The dividend is payable on December 11, 2019 to stockholders of record on November 27, 2019.

Share Repurchases
The Company repurchased 2.1 million shares of common stock for $104.3 million during the fourth quarter of fiscal 2019 and 11.9 million shares of common stock for $479.8 million during the year. The Company's remaining stock repurchase authorization at September 30, 2019 was $895.7 million.

Guidance
D.R. Horton updates its previously issued fiscal 2020 guidance and provides additional guidance for fiscal 2020 including:

•	Consolidated revenues of $18.5 billion to $19.0 billion

•	Homes closed between 60,000 homes and 61,000 homes

•	Income tax rate of approximately 25%

•	Cash flow from homebuilding operations in excess of $1.0 billion

•	Outstanding share count at end of fiscal 2020 down by approximately 2% compared to end of fiscal 2019

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly traded residential lot development company with operations in 51 markets and 20 states as of September 30, 2019. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2019, Forestar sold 1,908 lots and generated $236.3 million of revenue compared to 423 lots and $32.2 million of revenue in the prior year period. For the fiscal year ended September 30, 2019, Forestar sold 4,132 lots and generated $428.3 million of revenue compared to 1,279 lots and $109.2 million of revenue in fiscal 2018. These results are included in the Company’s segment information following the consolidated financials.

During the fourth quarter of fiscal 2019, Forestar issued 6.0 million shares of common stock for $17.50 per share in a public underwritten offering. Net proceeds from the offering after deducting underwriting discounts and commissions and other expenses were $100.7 million. As a result of the issuance, D.R. Horton's ownership of Forestar's outstanding common shares decreased from 75% to approximately 66%.
DHI Communities
DHI Communities, a wholly-owned D.R. Horton subsidiary, is a multi-family rental company that currently has four projects under active construction and two projects that are substantially complete, one of which was under contract to sell at September 30, 2019. During fiscal 2019, DHI Communities sold two multi-family rental projects for a total of $133.4 million and recorded gains on sale totaling $51.9 million which are included in the consolidated statements of operations. At September 30, 2019 and 2018, the consolidated balance sheets included $204.0 million and $173.2 million, respectively, of assets related to DHI Communities.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, November 12) at 8:30 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 90 markets in 29 states across the United States and closed 56,975 homes during its fiscal year ended September 30, 2019. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our continued strategic focus is to grow our revenues and profits and consolidate market share, while generating strong annual operating cash flows and returns and that our balance sheet strength, liquidity and earnings growth provide us with significant financial flexibility, and we plan to maintain our disciplined, opportunistic approach to investing capital to enhance the long-term value of our company. The forward-looking statements also include that with our experienced operational teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands, we are well-positioned for fiscal 2020 and future years, in addition to all metrics in the Guidance section above.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission.
Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2019	2018
	(In millions)
ASSETS
Cash and cash equivalents	$1,494.3	$1,473.1
Restricted cash	19.7	32.9
Total cash, cash equivalents and restricted cash	1,514.0	1,506.0
Inventories:
Construction in progress and finished homes	5,245.0	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	6,037.0	5,308.7
Total inventory	11,282.0	10,395.0
Mortgage loans held for sale	1,072.0	796.4
Deferred income taxes, net of valuation allowance of $18.7 million and $17.7 million at September 30, 2019 and 2018, respectively	163.1	194.0
Property and equipment, net	462.2	401.1
Other assets	949.8	712.9
Goodwill	163.5	109.2
Total assets	$15,606.6	$14,114.6
LIABILITIES
Accounts payable	$634.0	$624.7
Accrued expenses and other liabilities	1,278.1	1,127.5
Notes payable	3,399.4	3,203.5
Total liabilities	5,311.5	4,955.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 392,172,821 shares issued and 368,431,454 shares outstanding at September 30, 2019 and 388,120,243 shares issued and 376,261,635 shares outstanding at September 30, 2018	3.9	3.9
Additional paid-in capital	3,179.1	3,085.0
Retained earnings	7,640.1	6,217.9
Treasury stock, 23,741,367 shares and 11,858,608 shares at September 30, 2019 and 2018, respectively, at cost	(802.2)	(322.4)
Stockholders’ equity	10,020.9	8,984.4
Noncontrolling interests	274.2	174.5
Total equity	10,295.1	9,158.9
Total liabilities and equity	$15,606.6	$14,114.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
	(In millions, except per share data)
Revenues	$5,038.9	$4,510.8	$17,592.9	$16,088.3
Cost of sales	3,881.6	3,459.1	13,720.9	12,398.1
Selling, general and administrative expense	505.5	456.9	1,832.5	1,676.8
Gain on sale of assets	—	(4.3)	(53.9)	(18.8)
Other (income) expense	(8.3)	(8.6)	(31.9)	(27.8)
Income before income taxes	660.1	607.7	2,125.3	2,060.0
Income tax expense	156.2	138.8	506.7	597.7
Net income	503.9	468.9	1,618.6	1,462.3
Net income (loss) attributable to noncontrolling interests	(1.4)	2.8	0.1	2.0
Net income attributable to D.R. Horton, Inc.	$505.3	$466.1	$1,618.5	$1,460.3
Basic:
Net income per common share attributable to D.R. Horton, Inc.	$1.37	$1.24	$4.34	$3.88
Weighted average number of common shares	369.7	376.7	372.6	376.6
Diluted:
Net income per common share attributable to D.R. Horton, Inc.	$1.35	$1.22	$4.29	$3.81
Adjusted weighted average number of common shares	374.8	382.7	377.4	383.4
Other Consolidated Financial Data:
Interest charged to cost of sales	$33.0	$34.6	$122.8	$130.6
Depreciation and amortization	$19.6	$15.8	$72.0	$62.4
Interest incurred	$35.4	$31.6	$140.2	$125.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2019	2018
	(In millions)
OPERATING ACTIVITIES
Net income	$1,618.6	$1,462.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72.0	62.4
Amortization of discounts and fees	10.9	9.9
Stock-based compensation expense	73.2	55.8
Equity in earnings of unconsolidated entities	(0.5)	(2.8)
Distributions of earnings of unconsolidated entities	0.5	2.0
Deferred income taxes	20.1	170.9
Inventory and land option charges	54.0	50.4
Gain on sale of assets	(53.9)	(18.8)
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	84.6	(482.8)
Increase in residential land and lots – developed, under development, held for development and held for sale	(676.4)	(573.8)
Increase in other assets	(161.6)	(110.6)
Net increase in mortgage loans held for sale	(275.6)	(208.8)
Increase in accounts payable, accrued expenses and other liabilities	126.2	129.1
Net cash provided by operating activities	892.1	545.2
INVESTING ACTIVITIES
Expenditures for property and equipment	(127.2)	(68.1)
Proceeds from sale of assets	143.8	292.9
Expenditures related to rental properties	(96.9)	(70.2)
Return of investment in unconsolidated entities	4.4	17.5
Net principal increase of other mortgage loans and real estate owned	(2.3)	(1.2)
Proceeds from debt securities collateralized by residential real estate	—	7.3
Payments related to business acquisitions, net of cash acquired	(315.8)	(159.2)
Net cash (used in) provided by investing activities	(394.0)	19.0
FINANCING ACTIVITIES
Proceeds from notes payable	2,528.2	2,163.5
Repayment of notes payable	(2,686.1)	(2,181.7)
Advances on mortgage repurchase facility, net	251.2	217.7
Proceeds from stock associated with certain employee benefit plans	42.7	47.4
Cash paid for shares withheld for taxes	(19.7)	(10.3)
Cash dividends paid	(223.4)	(188.4)
Repurchases of common stock	(479.8)	(127.5)
Distributions to noncontrolling interests, net	(3.9)	(3.2)
Net proceeds from issuance of Forestar common stock	100.7	—
Net cash used in financing activities	(490.1)	(82.5)
Net increase in cash, cash equivalents and restricted cash	8.0	481.7
Cash, cash equivalents and restricted cash at beginning of year	1,506.0	1,024.3
Cash, cash equivalents and restricted cash at end of year	$1,514.0	$1,506.0

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,043.0	$382.8	$43.4	$25.1	$—	$—	$1,494.3
Restricted cash	8.0	—	11.6	0.1	—	—	19.7
Inventories:
Construction in progress and finished homes	5,249.0	—	—	—	(4.0)	—	5,245.0
Residential land and lots — developed, under development, held for development and held for sale	5,036.6	1,028.9	—	—	(31.4)	2.9	6,037.0
	10,285.6	1,028.9	—	—	(35.4)	2.9	11,282.0
Mortgage loans held for sale	—	—	1,072.0	—	—	—	1,072.0
Deferred income taxes, net	146.4	17.4	—	—	5.1	(5.8)	163.1
Property and equipment, net	235.4	2.4	3.2	221.2	—	—	462.2
Other assets	863.2	24.2	68.3	71.5	(88.5)	11.1	949.8
Goodwill	134.3	—	—	—	—	29.2	163.5
	$12,715.9	$1,455.7	$1,198.5	$317.9	$(118.8)	$37.4	$15,606.6
Liabilities
Accounts payable	$598.6	$16.8	$7.0	$11.6	$—	$—	$634.0
Accrued expenses and other liabilities	1,152.5	169.5	53.0	9.3	(93.6)	(12.6)	1,278.1
Notes payable	2,047.6	460.5	888.9	—	—	2.4	3,399.4
	$3,798.7	$646.8	$948.9	$20.9	$(93.6)	$(10.2)	$5,311.5

	September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,111.8	$318.8	$33.7	$8.8	$—	$—	$1,473.1
Restricted cash	8.6	16.2	8.1	—	—	—	32.9
Inventories:
Construction in progress and finished homes	5,084.4	—	—	—	1.9	—	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	4,790.7	498.0	—	—	(7.2)	27.2	5,308.7
	9,875.1	498.0	—	—	(5.3)	27.2	10,395.0
Mortgage loans held for sale	—	—	796.4	—	—	—	796.4
Deferred income taxes, net	176.5	26.9	—	—	1.1	(10.5)	194.0
Property and equipment, net	207.1	1.8	3.0	189.2	—	—	401.1
Other assets	673.7	31.4	43.6	0.9	(48.6)	11.9	712.9
Goodwill	80.0	—	—	—	—	29.2	109.2
	$12,132.8	$893.1	$884.8	$198.9	$(52.8)	$57.8	$14,114.6
Liabilities
Accounts payable	$612.4	$11.2	$0.2	$4.2	$(3.3)	$—	$624.7
Accrued expenses and other liabilities	1,041.3	95.7	41.9	9.9	(46.1)	(15.2)	1,127.5
Notes payable	2,445.9	111.7	637.7	—	—	8.2	3,203.5
	$4,099.6	$218.6	$679.8	$14.1	$(49.4)	$(7.0)	$4,955.7
_________________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$4,799.2	$—	$—	$—	$—	$—	$4,799.2
Land/lot sales and other	42.8	236.3	—	10.2	(184.8)	—	104.5
Financial services	—	—	135.2	—	—	—	135.2
	4,842.0	236.3	135.2	10.2	(184.8)	—	5,038.9
Cost of sales:
Home sales (5)	3,790.6	—	—	—	(5.2)	—	3,785.4
Land/lot sales and other	37.5	212.3	—	—	(165.2)	(1.4)	83.2
Inventory and land option charges	12.2	0.8	—	—	—	—	13.0
	3,840.3	213.1	—	—	(170.4)	(1.4)	3,881.6
Selling, general and administrative expense	410.9	9.1	79.7	5.7	—	0.1	505.5
Gain on sale of assets	—	(0.6)	—	—	—	0.6	—
Other (income) expense	(3.4)	(1.3)	(5.1)	1.5	—	—	(8.3)
Income before income taxes	$594.2	$16.0	$60.6	$3.0	$(14.4)	$0.7	$660.1

	Year Ended September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$16,925.0	$—	$—	$—	$—	$—	$16,925.0
Land/lot sales and other	91.9	428.3	—	32.6	(326.6)	—	226.2
Financial services	—	—	441.7	—	—	—	441.7
	17,016.9	428.3	441.7	32.6	(326.6)	—	17,592.9
Cost of sales:
Home sales (5)	13,507.1	—	—	—	(8.3)	—	13,498.8
Land/lot sales and other	75.1	361.9	—	—	(287.4)	18.5	168.1
Inventory and land option charges	53.2	0.8	—	—	—	—	54.0
	13,635.4	362.7	—	—	(295.7)	18.5	13,720.9
Selling, general and administrative expense	1,482.3	28.9	293.0	27.8	—	0.5	1,832.5
Equity in earnings of unconsolidated entities	—	(0.5)	—	—	—	—	(0.5)
Gain on sale of assets	(2.0)	(3.0)	—	(51.9)	—	3.0	(53.9)
Other (income) expense	(9.5)	(5.5)	(17.6)	1.2	—	—	(31.4)
Income before income taxes	$1,910.7	$45.7	$166.3	$55.5	$(30.9)	$(22.0)	$2,125.3
Summary Cash Flow Information:
Cash provided by (used in) operating activities	$1,438.0	$(391.3)	$(150.2)	$2.5	$(2.5)	$(4.4)	$892.1
__________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$4,379.9	$—	$—	$—	$—	$—	$4,379.9
Land/lot sales and other	12.7	32.2	—	5.6	(21.8)	—	28.7
Financial services	—	—	102.2	—	—	—	102.2
	4,392.6	32.2	102.2	5.6	(21.8)	—	4,510.8
Cost of sales:
Home sales (5)	3,433.8	—	—	—	(1.2)	—	3,432.6
Land/lot sales and other	10.4	22.5	—	—	(17.8)	3.8	18.9
Inventory and land option charges	6.0	1.0	—	—	—	0.6	7.6
	3,450.2	23.5	—	—	(19.0)	4.4	3,459.1
Selling, general and administrative expense	369.7	7.2	73.1	6.8	—	0.1	456.9
Equity in earnings of unconsolidated entities	—	(2.3)	—	—	2.5	0.2	0.4
Gain on sale of assets	(2.4)	(23.7)	—	—	—	21.8	(4.3)
Other (income) expense	(2.6)	(2.1)	(4.7)	0.1	—	0.3	(9.0)
Income (loss) before income taxes	$577.7	$29.6	$33.8	$(1.3)	$(5.3)	$(26.8)	$607.7

	Year Ended September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$15,502.0	$—	$—	$—	$—	$—	$15,502.0
Land/lot sales and other	121.8	109.2	—	20.3	(39.1)	(1.2)	211.0
Financial services	—	—	375.3	—	—	—	375.3
	15,623.8	109.2	375.3	20.3	(39.1)	(1.2)	16,088.3
Cost of sales:
Home sales (5)	12,195.5	—	—	—	(1.2)	—	12,194.3
Land/lot sales and other	99.1	68.0	—	—	(30.1)	16.4	153.4
Inventory and land option charges	48.8	1.0	—	—	—	0.6	50.4
	12,343.4	69.0	—	—	(31.3)	17.0	12,398.1
Selling, general and administrative expense	1,346.2	32.8	272.6	24.7	—	0.5	1,676.8
Equity in earnings of unconsolidated entities	—	(12.4)	—	—	2.5	7.1	(2.8)
Gain on sale of assets	(15.8)	(27.7)	—	—	—	24.7	(18.8)
Interest expense	—	5.8	—	—	(5.8)	—	—
Other (income) expense	(7.2)	(7.0)	(15.1)	3.3	—	1.0	(25.0)
Income (loss) before income taxes	$1,957.2	$48.7	$117.8	$(7.7)	$(4.5)	$(51.5)	$2,060.0
Summary Cash Flow Information:
Cash provided by (used in) operating activities	$1,001.7	$(320.3)	$(116.6)	$0.8	$(10.5)	$(9.9)	$545.2
____________________

(1)	Results are presented on Forestar’s historical cost basis and from the date of acquisition in the year ended September 30, 2018.

(2)
Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting. Revenue amounts of $5.6 million and $20.3 million in the quarter and year ended September 30, 2018, respectively, were reclassified from other income to conform to the current year presentation.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar’s interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2019		2018		2019		2018
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,872	$547.1	1,625	$465.7	7,941	$2,291.1	6,994	$1,988.8
Midwest	775	271.5	496	191.6	3,224	1,127.8	2,209	864.3
Southeast	4,283	1,180.0	3,972	1,058.1	18,609	5,011.2	17,380	4,640.7
South Central	3,629	924.8	3,025	755.3	16,278	4,123.5	15,317	3,849.8
Southwest	671	191.8	672	177.1	2,797	750.6	3,179	784.4
West	1,900	853.8	1,719	782.6	7,716	3,539.2	7,661	3,632.7
	13,130	$3,969.0	11,509	$3,430.4	56,565	$16,843.4	52,740	$15,760.7

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2019		2018		2019		2018
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,223	$646.4	1,897	$535.5	7,928	$2,285.0	6,697	$1,893.0
Midwest	965	320.8	610	236.9	3,193	1,113.8	2,186	857.5
Southeast	5,062	1,370.1	4,817	1,280.8	18,553	4,964.0	17,216	4,573.3
South Central	4,549	1,154.2	4,117	1,035.9	16,604	4,191.3	14,940	3,760.4
Southwest	813	215.1	921	220.2	2,910	760.6	3,094	725.4
West	2,412	1,092.6	2,312	1,070.6	7,787	3,610.3	7,724	3,692.4
	16,024	$4,799.2	14,674	$4,379.9	56,975	$16,925.0	51,857	$15,502.0

HOMES IN INVENTORY
	As of September 30,
	2019	2018
East	3,900	3,700
Midwest	2,200	1,700
Southeast	8,900	8,900
South Central	7,900	8,400
Southwest	1,300	1,400
West	3,500	3,800
	27,700	27,900